EXHIBIT 10.3

              AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT

                  THIS AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of June 24, 2002, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, HYPERCOM CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), with reference to the following:

                               W I T N E S S E T H

                  WHEREAS, Borrowers and Parent previously entered into that certain Loan and Security Agreement, dated as of July 31, 2001, as amended by Amendment Number One to Loan and Security Agreement dated as of October 3, 2001, by Amendment Number Two to Loan and Security Agreement dated as of November 13, 2001, and by Amendment Number Three to Loan and Security Agreement dated as of February 13, 2002 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), with Agent and Lenders pursuant to which Lenders have made certain loans and financial accommodations available to Borrowers and Parent;

                  WHEREAS, Borrowers have requested that the Loan Agreement be amended to provide for certain Bank Products (as defined below) which are to be extended to Borrowers by Wells Fargo Bank, N.A., or any of its Affiliates; and

                  WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT

         (a) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrowers or their Subsidiaries.

                  "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrowers or their Subsidiaries in connection with any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers or their Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrowers or their Subsidiaries pursuant to the Bank Product Agreements.

                  "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

                  "Bank Products" means any service or facility extended to Borrowers or their Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrowers or their Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrowers' or their Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

(b) Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety:

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under
Section 2.1 (after giving effect to all
then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

                  "Loan Documents" means this Agreement, the Bank Products Agreements, the Cash Management Agreements, the Copyright Security Agreement, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreements, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Officers' Certificate, the Patent and Trademark Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, the Warrant, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower, or any Guarantor, and the Lender Group in connection with this Agreement.

                  "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

(c) Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (x) the lesser of

                                    (i) the sum of:

                                             (A) 85% of the amount of Eligible
                                    Accounts, less the amount, if any, of the Dilution Reserve, plus

                                             (B) the lesser of (I) $4,000,000
                                    and (II) up to 85% of Eligible Foreign
                                    Accounts, plus

                                             (C) an amount equal to the least
                                    of:

                                                     (I) $7,500,000,

                                                     (II) the sum of (1) up to
                                                          25% of the cost of
                                                          Eligible Raw Materials
                                                          Inventory and (2) up
                                                          to 50% of the cost of
                                                          Eligible Finished
                                                          Goods Inventory, net
                                                          of customary reserves,
                                                          and

                                                     (III) 100% of the Net
                                                           Auction Sale Value,
                                                           and

                                    (ii) 110% of Borrowers' Collections for the
                           immediately preceding 60 day period, minus

                  (y) the sum of (i) the Bank Products Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1
(b)."

         (d) Section 2.3(b)(iii) of the Loan Agreement is hereby amended by amending and restating the seventh sentence thereof in its entirety as follows:

                  "In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund."

         (e) Section 2.3(c)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the

Advances described in this Section 2.3(c) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(c), the aggregate principal amount of Agent Advances outstanding at any one time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(g) outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $2,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance)."

         (f) Section 2.4(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular payment relates. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations (other than payments constituting the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                           A. first, to pay any Lender Group Expenses then due
to Agent under the Loan Documents, until paid in full,

                           B. second, to pay any Lender Group Expenses then due
to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                           C. third, to pay any fees then due to Agent (for its
separate account, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                           D. fourth, to pay any fees then due to any or all of
the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                           E. fifth, to pay interest due in respect of all Agent
Advances, until paid in full,

                           F. sixth, ratably to pay interest due in respect of
the Advances (other than Agent Advances) until paid in full,

                           G. seventh, so long as no Event of Default has
occurred and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay interest due in respect of the Term Loans until paid in full (if an Event of Default has occurred and is continuing, the priority of the payment of interest on the Term Loan Amount, including the Term Loan B PIK Amount, is deferred to item "fourteenth" below),

                           H. eighth, to pay the principal of all Agent Advances
until paid in full,

                           I. ninth, so long as no Event of Default has occurred
and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay scheduled principal payments due in respect of the Term Loans until paid in full (if an Event of Default has occurred and is continuing, the priority of payment of such scheduled principal payments is deferred to item "fifteenth" below),

                           J. tenth, so long as no Event of Default has occurred
and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                           K. eleventh, so long as no Event of Default has
occurred and is continuing, to pay the principal of all Advances until paid in full,

                           L. twelfth, if an Event of Default has occurred and
is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                           M. thirteenth, if an Event of Default has occurred
and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                           N. fourteenth, if an Event of Default has occurred
and is continuing, to pay interest due in respect of the Term Loans, including the Term Loan B PIK Amount, until paid in full,

                           O. fifteenth, if an Event of Default has occurred and
is continuing, to pay the outstanding principal balance of the Term Loans until the Term Loans are paid in full,

                           P. sixteenth, to pay any other Obligations (including
Bank Product Obligations) until paid in full, and

                           Q. seventeenth, to Borrowers (to be wired to the
Designated Account) or such other Person entitled thereto under applicable law."

         (g) Section 2.5(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(a) If, at any time or for any reason, (i) the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, or (ii) the Obligations (other than Bank Product Obligations) are greater than 130% of Borrowers' Collections for the immediately preceding 90-day period (in each case, an "Overadvance"), in each case, Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents."

         (h) Section 2.6(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(i) all Obligations (except for undrawn Letters of Credit, the Term Loan Amount and Bank Products Obligations not charged to the Loan Account) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the greater of (A) during any calendar month, (1) if Term Loans are outstanding at any time during such month, a per annum rate equal to the Base Rate plus 2%, or, (2) if the Term Loans are fully paid prior to the first day of such month, a per annum rate equal to the Base Rate plus 1%, and (B) 8%;"

         (i) Section 2.6(c)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations not charged to the Loan Account) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3% above the per annum rate otherwise applicable hereunder, and"

         (j) Section 2.6(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to, and Agent agrees that it will, charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable thereto. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable thereto."

         (k) Section 2.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances) made by Agent or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements."

         (l) Section 3.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Parent or Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations."

         (m) Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (x) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (y) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (I) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (II) foreclosure and sale of Collateral, (III) sale of the Collateral in any Insolvency Proceeding, or (IV) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination."

         (n) Section 7.1(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "(g)     Bank Products Obligations;"

3. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

         (a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

         (b) Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit A, duly executed and delivered by an authorized official of Guarantor;

         (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

         (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Guarantors, or the Lender Group.

4. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. MISCELLANEOUS.

         (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

         (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HYPERCOM CORPORATION,                         HYPERCOM (ARIZONA), INC.,
a Delaware corporation                        an Arizona corporation


By:  /s/ C. S. Alexander                      By:  /s/ C. S. Alexander
Name:  C. S. Alexander                        Name:  C. S. Alexander
Title:  President and CEO                     Title:  President


                                              HYPERCOM MANUFACTURING
                                              RESOURCES, INC.,
HYPERCOM U.S.A., INC.,                        an Arizona corporation
a Delaware corporation

                                              By:  /s/ C. S. Alexander
By:  /s/ C. S. Alexander                      Name:  C. S. Alexander
Name:  C. S. Alexander                        Title:  Chairman
Title:  President

HYPERCOM HORIZON, INC.,                       EPICNETZ, INC.,
a Missouri corporation                        a Nevada corporation

By:  /s/ C. S. Alexander
Name:  C. S. Alexander                        By:  /s/ C. S. Alexander
Title: Chairman                               Name:  C. S. Alexander
                                              Title:  President


HYPERCOM LATINO AMERICA, INC.,                HYPERCOM EMEA, INC.,
an Arizona corporation                        fka Hypercom Europe Limited, Inc.,
                                              an Arizona corporation

By:  /s/ C. S. Alexander                      By:  /s/ C. S. Alexander
Name:  C. S. Alexander                        Name:  C. S. Alexander
Title:  Chairman                              Title:  President


FOOTHILL CAPITAL CORPORATION,
a California corporation, as Agent and
as a Lender

By:  /s/ John Nocita
Name:  John Nocita
Title:  Vice President
                                    EXHIBIT A

                            REAFFIRMATION AND CONSENT

                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan and Security Agreement by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, HYPERCOM CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), dated as of July 31, 2001, as amended by Amendment Number One to Loan and Security Agreement dated as of October 3, 2001, by Amendment Number Two to Loan and Security Agreement dated as of November 13, 2001, by Amendment Number Three to Loan and Security Agreement dated as of February 13, 2002, and by Amendment Number Four to Loan and Security Agreement dated as of June 24, 2002 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), or in Amendment Number Four dated as of June 24, 2002 (the "Amendment"), among Parent, the Borrowers and the Lender Group. The undersigned hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment and the execution and delivery thereof; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Waiver and Consent.

HYPERCOM CORPORATION,                              HYPERCOM FINANCIAL TERMINALS
a Delaware corporation                             AB (SWEDEN), an organization
                                                   organized under the laws of
                                                   Sweden

By:   /s/ C. S. Alexander
Name:   C. S. Alexander                            By:  /s/ C. S. Alexander
Title: President and Chief Executive Officer       Name:  C. S. Alexander
                                                   Title:  Chairman

HYPERCOM DO BRASIL INDUSTRIA E
COMERCIO LIMITADA (BRAZIL),
an organization organized
under the laws of Brazil

By: Hypercom U.S.A., Inc.,
       its shareholder

By:   /s/ C. S. Alexander
Name:   C. S. Alexander
Title: President

By:  Hypercom Latino America, Inc.,
        its shareholder

By:   /s/ C. S. Alexander
Name:   C. S. Alexander
Title: Vice President